EXHIBIT 8(d)(iv)
AMENDMENT NO. 3 TO THE PARTICIPATION AGREEMENT
Among
AVIVA LIFE AND ANNUITY COMPANY
(Successor in Interest to Indianapolis Life Insurance Company),
FIRST EAGLE VARIABLE FUNDS
(formerly SoGen Variable Funds, Inc.,)
and
FIRST EAGLE FUNDS DISTRIBUTORS, A DIVISION OF ASB SECURITIES LLC
     The Participation Agreement, dated as of the 1st day of September, 1997 among IL Annuity and Insurance Company, a Massachusetts insurance company, on its own behalf and on behalf of each segregated asset account set forth on the attached Schedule A, First Eagle Variable Funds, Inc., a corporation organized under the laws of Maryland, and Societe Generale Securities Corporation, a New York corporation, is hereby further amended effective as of October 1, 2008:
     Whereas, the Agreement was amended by Amendment No. 2 to Participation Agreement effective as of June 30, 2003 to substitute ILICO for IL Annuity and Insurance Company as a result of the merger of IL Annuity and Insurance Company into ILICO effective on June 30, 2003; and
     Whereas, in connection with the merger of IL Annuity and Insurance Company into ILICO, the separate account serving as an investment vehicle for individual deferred variable annuity contracts issued by IL Annuity and Insurance Company changed its name from IL Annuity and Insurance Co. Separate Account 1 to ILICO Separate Account 1 and became subject to the laws of the State of Indiana;
     Whereas, Indianapolis Life Insurance Company will merge with and into Aviva Life and Annuity Company (“ALAC”) effective October 1, 2008, with ALAC as the surviving corporate entity; and
     Whereas, in connection with the merger of ILICO into ALAC, ILICO Separate Account 1 will change its name to ALAC Separate Account 1 and become subject to the laws of the State of Iowa;
     Now, therefore, the Agreement as previously amended is hereby further amended by ALAC, the First Eagle Overseas Variable Funds and First Eagle Funds Distributors, a division of ASB Securities LLC as follows:

     1. All references to Indianapolis Life Insurance Company are hereby changed to “Aviva Life and Annuity Company” to reflect the statutory merger of Indianapolis Life Insurance Company with and into Aviva Life and Annuity Company.
     2. All references to ILICO Separate Account 1 are hereby changed to “ALAC Separate Account 1” to reflect the name change of the separate account in connection with the merger of ILICO with and into ALAC.
     3. Article XI is hereby deleted in its entirety and replaced with the following Article XI:
Article XI. Notices
     Any notice shall be sufficiently given when sent by registered or certified mail, postage prepaid, return receipt requested, or by nationally recognized overnight courier, charges prepaid, with evidence of delivery, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties, and such notice will be effective upon delivery.
     If to the Fund:
First Eagle Variable Funds, Inc.
1345 Avenue of the Americas
New York, NY 10105
Attention: Mike Luzzato
     If to the Company:
President
Aviva Life and Annuity Company
699 Walnut Street, Suite 1700
Des Moines, IA 50309
and
Ameritas Life Insurance Corp.
5900 O Street
Lincoln, Nebraska 68510
Attention: Norma Houfek
     If to the Underwriter:
First Eagle Funds Distributors, a division of ASB Securities LLC
1345 Avenue of the Americas
New York, NY 10105
Attn: Mike Luzzato

     4. Schedule A is hereby deleted and replaced with the attached Schedule A.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of October 1, 2008.

COMPANY:	AVIVA LIFE AND ANNUITY COMPANY By its authorized officer
	By:	/s/ Michael Miller
		Name:	Michael Miller
		Title:	Secretary

FUND:	FIRST EAGLE VARIABLE FUNDS By its authorized officer
	By:	/s/ Michael Luzato
		Name:	Michael Luzato
		Title:	AVP

UNDERWRITER:	FIRST EAGLE FUNDS DISTRIBUTORS, A DIVISION OF ASB SECURITIES LLC (Distributor) By its authorized officer
	By:	/s/ Michael C. Luzzato
		Name:	Michael C. Luzzato
		Title:	Senior Vice President

SCHEDULE A
Segregated Asset Accounts of the Company
     ALAC Separate Account 1
Contracts to be Issued by the Company
     VCA-97
Designated Portfolio Shares to be Purchased
     First Eagle Overseas Variable Fund
Other Funding Vehicles Available Under the Contract
The Alger American Fund (Class O Shares)
Fidelity Variable Insurance Products Funds (Initial Class)
First Eagle Variable Funds, Inc.
Neuberger Berman Advisers Management Trust (Class I)
Pioneer Variable Contracts Trust
PIMCO Variable Insurance Trust (Administrative Class)
Premier VIT
Royce Capital Fund (Investment Class)
T. Rowe Price Fixed Income Series, Inc.
T. Rowe Price International Series, Inc.
Van Eck Worldwide Insurance Trust

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